Exhibit (a)(2)

AMENDED DECLARATION OF TRUST

THIS AMENDED DECLARATION OF TRUST dated as of December 1  , 2015, is made by the sole trustee identified on the signature page hereto (the “Trustee”). The Trustee hereby agrees as follows:

1.	The trust formed hereby (the “Trust”) shall be known as “NorthStar Global Corporate Income Master Fund” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.	The Trustee hereby acknowledges that he is holding the sum of $10 in trust, which amount shall constitute the initial trust estate. The Trustee hereby declares that he will hold the trust estate in trust for such persons as may become entitled to a beneficial interest in the trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Trustee for the purpose of becoming a management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and engaging in such other activities as are necessary, convenient or incidental thereto.

3.	The Trustee intends to enter into an amended and restated Declaration of Trust, satisfactory to each party thereto, to provide for the contemplated operation of the Trust formed hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as required by law.

4.	The following persons be, and they hereby are, elected to the offices listed opposite their names, each to serve (a) until his/her successor shall have been elected and shall have qualified, (b) until his/her death or (c) until he/she shall have resigned or have been removed by the Trustee:

Daniel R. Gilbert	Director and Chief Executive Officer and President
Frank V. Saracino	Chief Financial Officer
Ronald J. Lieberman	Executive Vice President, General Counsel and Secretary
Brett S. Klein	Chief Operating Officer
Sandra M. Forman	Chief Compliance Officer, Associate General Counsel and Assistant Secretary

5.	The Trustee and the officers of the Trust are hereby authorized: (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form N-2 and related statement of additional information, including any pre-effective or post-effective amendments to such Registration Statement and statement of additional information, relating to the registration of the securities of the Trust under the 1940 Act (the “Registration Statement”), (b) a Notification of Registration on Form N-8A required in connection with the filing of the Registration Statement under the 1940 Act and (c) any additional filing with the Commission that may be required from time to time under the 1940 Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or any other applicable securities laws; (ii) to cause the Trust to elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, as may be set forth in a Registration Statement referenced herein; (iii) to prepare, execute and file, in each case on behalf of the Trust, such notices, reports and other papers and documents as may be required by the Financial Industry Regulatory Authority, Inc.; (iv) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to offer and sell the securities of the Trust in such jurisdictions as the Trustee and officers may deem necessary or desirable; (v) to negotiate the terms of, and execute on behalf of the Trust, such distribution agreements, investment advisory agreements and other contracts among the Trust and any other persons relating to the issuance of the securities of the Trust or otherwise related to the business of the Trust, satisfactory to each such party; and (vi) to make any and all necessary filings and to take any and all actions, including, without limitation, the execution and delivery of any and all documents, amendments, certificates or other instruments, that they, together with and upon the advice of counsel, shall deem necessary or advisable to conduct the business of the Trust, such determination to be conclusively evidenced by the taking of such actions and steps and the execution and delivery of such documents, amendments, certificates or other instruments.

6.	The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1). Subject to the foregoing, the Trustees, acting by majority vote, are entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days’ prior notice to the other Trustee.

7.	(a) The Trustees and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’s securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or bad faith with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

8.	The Trust shall, to the fullest extent permitted by applicable law,

(a) indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage, liability, action, suit, tax, penalty, expense or claim incurred by the Fiduciary Indemnified Persons by reason of bad faith, gross negligence or willful misconduct with respect to such acts or omissions; and

(b) advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

9.	The provisions of Section 8 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

10.	The Trust may dissolve, wind-up and terminate without issuing any securities at the election of the Trustees.

11.	This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this Declaration of Trust as of the day and year first above written.

TRUSTEE:

/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert